UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 30, 2005
PHI, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Louisiana
(State of Other Jurisdiction of Incorporation)

0-9827 (Commission File Number)	72-0395707 (IRS Employer Identification No.)

2001 SE Evangeline Thruway, Lafayette, LA (Address of Principal Executive Offices)	70508 (Zip Code)
(800) 235-2452
(Registrant’s Telephone Number, Including Area Code)
Petroleum Helicopters, Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 30, 2005, PHI, Inc. (the “Company”) issued a press release announcing that it has changed its name from “Petroleum Helicopters, Inc.” to “PHI, Inc.” The Company filed Articles of Amendment to its Articles of Incorporation with the Louisiana Secretary of State on January 3, 2006, and the name change became effective as of 12:01 a.m. (Central Standard Time) on January 1, 2006. As a result of this change, effective January 3, 2006, the Company’s voting and non-voting common stock began trading on the Nasdaq National Market under the stock ticker symbols “PHII” and “PHIIK,” respectively. A copy of the Articles of Amendment and the Press Release are attached hereto as Exhibit 3.1 and Exhibit 99.1, respectively, and incorporated herein by reference.
Item 9.01.        Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Articles of Amendment to the Articles of Incorporation of Petroleum Helicopters, Inc.

99.1	Press Release dated December 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.
Date: January 3, 2006	By:	/s/ Michael J. McCann
		Name:	Michael J. McCann
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of Petroleum Helicopters, Inc.

99.1	Press Release dated December 30, 2005.